                                                                     Exhibit 4.3
                          VOID AFTER DECEMBER __, 2000
                          SUBJECT TO EARLIER REDEMPTION

                             [NATIONS EXPRESS LOGO]

                              NATIONS EXPRESS, INC.
           Incorporated under the Laws of the State of North Carolina

                                                        CUSIP NUMBER 638576 11 6
                                        See Reverse Side for Certain Definitions

     THIS CERTIFIES THAT, FOR VALUE RECIEVED _____________________________ of registered assigns (the "Registered Holder") is the owner of the number of Warrants (the "Warrants") specified above. Each Warrant represented hereby entitles the Registered Holder to purchase, subject to the terms and conditions of this Warrant Certificate and the Unit, Common Stock and Warrant Agreement (as herein defined), one fully paid and nonassessable share of common stock, no par value (the "Common Stock") of Nations Express, Inc., a North Carolina corporation (the "Company"), at any time prior to the Expiration Date (as hereafter defined), upon the presentation and surrender of this Warrant Certificate with the Surrender Form on the reverse side hereof duly executed at the corporate offices of First Union National Bank, as warrant agent or its successor (the "Agent") accompanied by payment of $__ (the "Purchase Price") in money of the United States in cash or certified check made payable to the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in al respects to the terms and conditions of the Unit, Common Stock and Warrant Agreement (the "Unit, Common Stock and Warrant Agreement") dated as of November __, 2000 by and among the Company and the Agent.

     In the event of certain contingencies provided for in the Unit, Common Stock and Warrant Agreement, the Purchase Price and number of shares of Common Stock subject to purchase upon exercise of each Warrant represented hereby are subject to modification and adjustment.

     Each Warrant represented hereby is exercisable at any time between the Separation Date and the Expiration Date, as such terms are defined in the Unit, Common Stock and Warrant Agreement, at the option of the Registered Holder, but no fractional shares shall be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York, New York time) on December __, 2006, subject to such earlier date as the Warrants may be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York, New York time)on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. [The Company has covenanted and agreed that it will file a registration statement will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding.] The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder, at the corporate offices of the Agent for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by the Registered Holder at the time of such surrender. Upon due presentment with payment of any tax or other governmental charge imposed in connection therewith for registration or transfer of the Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to limitations provided in the Unit, Common Stock and Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to received any notice of any proceedings of the Company, except as provided in the Unit, Common Stock and Warrant Agreement.

     The Warrants represented hereby may be redeemed at the option of the Company at a redemption price of $0.20 per Warrant at any time between December __, 2001 and December __, 2006, provided the closing price of the Common Stock on the American Stock Exchange shall exceed $___ for 20 consecutive trading days prior to the date notice of redemption is given. Notice of redemption shall be given not later than the __ day before the date chosen for redemption, as provided in the Unit, Common Stock and Warrant Agreement. On and after the date chosen for redemption, the Registered Holder shall have no rights with respect to the Warrant represented hereby except to receive $__ per Warrant upon surrender of this Warrant Certificate.

     Prior to presentment for registration or transfer hereof, the Company and the Agent shall treat the Registered Holder as the absolute owner hereof and each Warrant represented hereby notwithstanding any notations or ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Agent for all purposes shall not be affected by any notations to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas.

     This Warrant Certificate is not valid unless countersigned by the Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:

NATIONS EXPRESS, INC.

By:___________________________                 By:_____________________________
         President                                  Chief Financial Officer

COUNTERSIGNED AND REGISTERED:
First Union National Bank (Charlotte, NC), Agent

                                SUBSCRIPTION FORM
                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants


The undersigned Registered Holder hereby irrevocably elects to exercise __________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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                     (please print or type name and address)


and be delivered to

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         -----------------------------------------------------------------------
                     (please print or type name and address)


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

         The undersigned, represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Schneider Securities, Inc.

                                                      -------------------------------------------
                                                              (Name of NASD Member if other
                                                               than Schneider Securities, Inc.)

Dated:                                               X
      --------------------------------------          -------------------------------------------
                                                      -------------------------------------------
                                                                       Address

                                                      -------------------------------------------
                                                      Social Security or Taxpayer Identification Number


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                                                                  Signature Guaranteed


                                   ASSIGNMENT
                     To be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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                         (please print or type name and address)

                                                                                 of the Warrants represented by
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         this Warrant Certificate, and hereby irrevocably constitutes and appoints
                                                                                  ---------------------------------

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         Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

         Dated:                                               X
               -----------------------------                   -------------------------------------------
                                                                       Signature Guaranteed

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
     THE SIGNATURE TO THIS ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.